Exhibit 99.4

Investor Update Introducing CapitalSource Bank The Market Opportunity Strategy and Outlook for CapitalSource Inc. July 28, 2008

Forward Looking Statements This presentation contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including certain plans, expectations, goals, and projections and including statements about growing the CapitalSource Bank deposit base, the A Participation Interest, market conditions for senior loans, securitization markets, loan yields, credit statistics, our proposed healthcare REIT IPO, our REIT status, and the outlook for our commercial finance business, which are subject to numerous assumptions, risks, and uncertainties. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words "anticipate," "assume," "believe," "expect," "projected," transform," "become," "estimate," "plan," "will," "look forward," and similar expressions are generally intended to identify forward-looking statements. All forward-looking statements (including statements regarding future financial and operating results and future transactions and their results) involve risks, uncertainties and contingencies, many of which are beyond our control which may cause actual results, performance, or achievements to differ materially from anticipated results, performance or achievements. Actual results could differ materially from those contained or implied by such statements for a variety of factors, including without limitation: the recently completed bank transaction; changes in economic conditions; continued disruptions in credit and other markets; movements in interest rates; competitive pressures on product pricing and services; success and timing of other business strategies; the nature, extent, and timing of governmental actions and reforms; extended disruption of vital infrastructure; and other factors described in CapitalSource's 2007 Annual Report on Form 10- K, and documents subsequently filed by CapitalSource with the Securities and Exchange Commission. All forward-looking statements included in this presentation are based on information available at the time of the release. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise

Introducing

CapitalSource Bank - A Transformational Achievement

- **CapitalSource Bank commenced operations on July 25th with 22 retail branches**
- **Establishing the Bank marks the realization of a well-planned strategy to pair our commercial lending business with a robust depository**
  - Significant scale ($5.2 billion retail deposits), without legacy asset quality issues
  - Ability to meaningfully grow deposits as needed in the future
- **We are now positioned to maximize unparalleled investment and lending opportunities with:**
  - The leading middle-market asset origination platform
  - Proprietary underwriting and expert diligence resources in focused markets
  - A seasoned management team
  - Proven credit experience
  - Excellent liquidity and capital position, with deposits at CapitalSource Bank and ample committed borrowing capacity and investment grade ratings at CapitalSource Inc.
- **At inception, CapitalSource Bank holds approximately 43% of our commercial lending assets**

Investor Update | July 28, 2008 | p. 4 CapitalSource

CapitalSource Bank Fact Sheet

- **22 Southern/Central California retail banking branches with $5.2 billion of deposits**
  - We will continue to offer attractive deposit products to over 65,000 current customers
  - Proven capacity to grow this deposit base (formerly $8.4 billion using same branch network)
- **A clean balance sheet – $5.9 billion in high-quality commercial assets**
  - $2.0 billion cash and liquid short-term investments
  - $2.1 billion diversified portfolio of loans acquired from CapitalSource
    - Preliminary purchase price of ~99.5% of par determined by an independent third-party valuation
    - Valuation in this market context underscores the quality of this pool and overall CapitalSource portfolio
  - $1.8 billion A Participation Interest, purchased at 97% of par
    - Highly secured by $4.8 billion diverse portfolio of commercial real estate loans
    - Based on extensive underwriting diligence, the A Participation Interest is secure unless aggregate losses exceed $2.18 billion (44.5% of current portfolio), making it “money good” even at more than 90% defaults and 50% severity on the underlying pool of commercial real estate loans
    - As of 6/30 average monthly amortization since July 2007 has been approximately $190 million, with projected complete pay down over the next 12 -18 months
- **Over $920 million in equity capital, more than sufficient for Bank’s 3-year plan**
  - A Tier 1 risk-based capital ratio of over 15.6%

Investor Update | July 28, 2008 | p. 5 CapitalSource

CapitalSource Bank is Fully Functioning on Day One CapitalSource acquired branches and deposits from Fremont Investment & Loan (FIL) on 7/25 All FIL branches re-branded as "CapitalSource Bank" Approximately 350 employees Talented and experienced banking executive (Tad Lowrey) retained as CEO & President of CapitalSource Bank Chairman, CEO & President of Jackson Federal Bank (1999-2005) CEO of CenFed Bank (1990-1998) Director of the Federal Home Loan Bank of San Francisco A distinguished independent Board of Directors with extensive California banking experience is in place for the Bank (see brief bios on page 27) CapitalSource Bank Branches

Note: Total borrowings exc. equity for CapitalSource commercial lending business Deposits Credit Facilities Term Debt Other Borrowings Equity East 0.23 0.64 0.13 0.25 Deposits Credit Facilities Term Debt Other Borrowings Equity East 0.45 0.12 0.35 0.08 0.17 Credit Facilities Term Debt Other Borrowings 6/30/08 $7.5 billion 6/30/08 pro forma for CapitalSource Bank $11.6 billion Funding Composition with CapitalSource Bank

CapitalSource – A Strategic Evolution

	2000 - 2005	2006 - 2008	2009 & beyond
Focus	Start up and build commercial lending business	REIT election for commercial lending business, start Healthcare Net Lease business	Become the premier commercially oriented bank serving the middle-market
Market Context	Lack of liquidity	Abundant liquidity through mid-2007	Lack of liquidity
CapitalSource Strategy	Established platform & infrastructure to capitalize on market inefficiencies and lack of liquidity	Focused on structural efficiencies (e.g., tax) in light of intense market competition	Leverage stability of new depository to focus on growth against backdrop of the greatest credit crunch (and opportunity) of our lifetime
Action Items	▪ Created market leading commercial lending platform ▪ Maintained prudent leverage and multiple, diverse funding sources ▪ Became the market leading issuer of middle market CLOs ▪ Began pursuit of deposit based funding	▪ Lower REIT tax rate allows for continued focus on senior lending & avoidance of pressure to chase yield at the expense of risk management ▪ Leveraged market-leading healthcare platform to create healthcare net lease business	▪ Transform commercial lending business into a large scale, "clean" banking business ▪ Rapidly shift assets to the Bank, increase deposits as a percentage of total funding ▪ Migrate away from the securitization markets, which are challenged for the foreseeable future
Growth Profile	Fast growth	Disciplined growth	Fast growth

High ROEs – Strong Asset Quality – Commercial Lending Leadership

Investor Update | July 28, 2008 | p. 8 CapitalSource

The Market Opportunity Lending Smart When Others Can't Lend At All

The Market Opportunity - Commercial Lending The country is in the midst of the most serious financial crisis since the Depression There is an unprecedented lack of liquidity in all markets Most banks and financial service companies world-wide are under-capitalized, de-leveraging and on the defensive This dislocation is creating "once in a lifetime" lending opportunities for those few institutions able to combine lending expertise, capital and liquidity Portfolio and business acquisitions are also very attractive Economic downturns and their immediate aftermath have been good times to make new loans, as higher spreads more than offset higher credit costs

Credit: Our Macro View The U.S. economy is in a recession with the challenges affecting financial institutions rippling through the economy to impact both businesses and consumers We are not yet at the bottom and deterioration is expected to continue for 12+ months The economic recession is expected to impact commercial as well as consumer credit performance CapitalSource's credit statistics, which have been at the low end of historical ranges, will trend modestly higher but are expected to stay within that historical annualized range of 50-125 BPS of charge-offs due to: How we have built the business Specialized expertise in focused markets Portfolio anchored in recession resistant sectors, such as healthcare Senior debt orientation (~90% senior secured) How we manage the business Direct origination focus End-to-end control of the lending / credit process Credit-first, intense underwriting discipline

The Market Opportunity: Commercial Lending Spreads Source: Standard and Poor's LCD and S&P/LSTA Leveraged Loan Index Note: LIBOR spread calculation is based off the bid rather than par (that is assuming that the discounted margin is as a percent of the current market value rather than the par amount of the loan). Assumed discount form par is amortized evenly over a three-year life. Middle Market Large Corporates 3/1/1998 273.8172095 266.2155443 6/1/1998 279.4517325 272.2654947 9/1/1998 304.5397967 313.9574565 12/1/1998 292.6718378 402.7374912 3/1/1999 288.4015115 447.3253878 6/1/1999 307.1186976 419.0687244 9/1/1999 323.8469251 402.8124694 12/1/1999 378.6770838 408.7218313 3/1/2000 404.2634122 400.6313298 6/1/2000 406.9182778 426.3405736 9/1/2000 379.6631368 442.3425722 12/1/2000 355.9832845 492.3355506 3/1/2001 381.1239759 499.9351089 6/1/2001 376.4138609 549.4356904 9/1/2001 394.6328888 608.7913031 12/1/2001 421.2414439 621.9102331 3/1/2002 406.2813109 579.9539486 6/1/2002 390.9519377 539.609731 9/1/2002 402.4059905 578.0835996 12/1/2002 409.7244502 717.4277179 3/1/2003 438.3850376 672.8930662 6/1/2003 439.5150624 535.3030379 9/1/2003 451.6563057 464.8398491 12/1/2003 411.9271595 416.3266175 3/1/2004 341.1348681 349.451305 6/1/2004 314.0087236 329.1533482 9/1/2004 319.6929895 307.6638411 12/1/2004 307.5234659 283.8877084 3/1/2005 296.5517341 266.2166372 6/1/2005 294.5089371 283.6800297 9/1/2005 277.864725 265.1311211 12/1/2005 267.8248834 260.375682 3/1/2006 266.4068542 244.114139 6/1/2006 272.6850641 248.6882711 9/1/2006 283.0881859 262.8963228 12/1/2006 287.4235394 260.8126026 3/1/2007 279.9852309 239.6731662 6/1/2007 277.0482998 245.2097751 9/1/2007 431.2372428 440.0976757 12/1/2007 474.8175095 472.5559307 3/1/2008 770.6015726 807.135315 6/1/2008 805.2194107 732.0522891 Average Spread of Middle Market Single B Leveraged Loans

Our Macro Investment Thesis - Commercial Lending Today's market conditions will produce incredibly attractive opportunities to make senior loans with very conservative structures and very high yields We expect the securitization markets to remain closed or impaired for all but the most commodity-like asset classes, perhaps for years "Clean" depositories will have the only dependable source of balance sheet liquidity, but many incumbent banks are presently undercapitalized, have asset quality challenges and/or lack effective lending infrastructures Managing a proven asset origination platform, in combination with a sound depository, provides CapitalSource with a sustained competitive advantage and massive profit opportunity

CapitalSource Inc. Strategy and Outlook

CapitalSource: Our Near Term Strategy – A Four Point Plan

1. **File a registration statement with the SEC for the initial public offering of CapitalSource Healthcare REIT common shares**
   - IPO expected to raise at least $300 million for CapitalSource
   - Carve-out of the Healthcare Net Lease segment to be managed by CapitalSource
   - CapitalSource will own a majority of shares post-IPO
   - James J. Pieczynski will serve as President & CEO of CapitalSource Healthcare REIT
2. **Aggressively grow our commercial lending business inside the new Bank -- originate loans and opportunistically pursue portfolio and business acquisitions, while maintaining uncompromising credit standards**
3. **Rapidly shift commercial lending funding mix to deposits and unsecured, creating an even stronger balance sheet**
4. **Set CapitalSource dividends at "bank like" level in order to retain capital to invest at high ROEs**

CapitalSource will be a clear winner
in the midst of unprecedented market dislocation

Investor Update | July 28, 2008 | p. 15 CapitalSource

Longer Term Strategy (18-36 months) Continue to originate commercial loans, as long as risk- adjusted yields remain attractive When liquidity ultimately returns: maintain discipline, scale back lending and invest excess capital to optimize balance sheet leverage With the integration of the Bank, realize new operating leverage efficiencies from fully built-out CapitalSource infrastructure Explore opportunities to enhance banking franchise, including modifications to the charter to enable broader range of retail and commercial banking services

Key Financial Drivers for CapitalSource Asset growth Originating new, higher-yielding loans will increase average asset yields Increasing asset scale will leverage fixed cost investment in lending and retail banking platforms to drive efficiencies Pace of deployment of capital will drive leverage and returns Credit Quality Expecting credit statistics to trend modestly higher, but annualized charge-offs to stay within historical levels "Utilization" of CapitalSource Bank Increasing percentage of commercial loans in the Bank and percentage of funding from deposits will drive higher returns CapitalSource Bank at inception holds 43% of our commercial assets and deposits provide 41% of funding in commercial lending business Opportunities to Capitalize on Market Disruption Current market conditions may present attractive acquisition opportunities - large and small - among banks and finance companies These opportunities could be further "game changers" and are impossible to model in terms of timing, scale or impact

Outlook - The CapitalSource Commercial Lending Business

Per Year Across The Next Three Years	
New Loans (Direct Origination or Portfolio/Business Purchases)	~$3.0 - 6.0 billion
Spreads – New Originations and Asset Purchases (1)	~5.5% - 8.0%
Risk-Based Capital Ratio	~15 - 25%
Operating Exp./ Assets	~1.7% - 2.0%
Annual Charge Offs	~0.50 - 1.25%
Non-Accrual	~1.5% - 2.5%
Cost of Funds (2)	~75 - 100bps
After-tax ROE (3)	~11% - 16%

(1) All-in spreads over LIBOR, including fees and other yield enhancement features
(2) Over LIBOR, including deposits, warehouse, securitizations, convertible debentures, and trust preferred
(3) Assumes 39% tax rate

Investor Update | July 28, 2008 | p. 18

CapitalSource

2008 Earnings and Dividend Projections for CapitalSource Inc. Second Quarter 2008 Preview GAAP EPS of $0.23 - $0.26 per share Adjusted Earnings of $0.10 - $0.13 per share, negatively impacted by the sale of more than half of the Agency MBS portfolio Credit - remaining within historical ranges, which we expect to continue through the second half of 2008 as well

Conclusion CapitalSource Bank is a transformative achievement CapitalSource has a more attractive market opportunity now than at any time in its history We are uniquely positioned to attack the current market from a position of strength Access to a robust depository to complement an historically strong balance sheet Excellent liquidity and a capital war chest sufficient to support $10 -15 billion of new loans and/or portfolio acquisitions over the next three years with no additional capital requirements A proven asset strategy and the leading middle market commercial lending platform in the United States including: proprietary underwriting, expert diligence resources and a seasoned management team A consistent and long-term record of solid credit performance and high ROEs We project substantial asset growth, credit performance within historical ranges and steady progress toward higher after-tax ROEs over the next three years Creating Long Term Shareholder Value

Frequently Asked Questions Supplemental Information

Frequently Asked Questions Will you de-REIT at the end of this year? We have not made any decisions about maintaining our REIT status following year end 2008. We have indicated we intend to remain a REIT for the balance of 2008, but we will reconsider the benefits of continuing to elect REIT status going forward. With the anticipated completion of the IPO of our healthcare net lease business and the majority of our new loans being originated in the Bank (which will not be eligible for REIT status), the remaining opportunity to benefit from the REIT election is real estate-related lending business outside of the bank. We expect our non-bank real estate related lending business to become a smaller part of our overall commercial lending business as the Bank grows. Additionally, the funding cost advantage of the Bank likely will surpass the tax benefit of the REIT in this market environment. What will happen with your Residential Mortgage Investment segment if you de-REIT after 2008? Our RMIP is composed of high-quality, capital efficient real estate assets that we acquired in order to comply with the REIT rules and optimize our REIT structure. We intend to maintain our REIT status for the balance of 2008. If we do decide to de-REIT for 2009, then we will either sell those assets or let them run off. The capital allocated to our RMIP is approximately 6% of the total capital of the firm.

Frequently Asked Questions Is an economic slowdown factored into your projections? Yes. We are assuming fewer transactions in the market place and general weakness with a particular focus in consumer-oriented business. Countering these circumstances, however, is the significant reduction in competition as some of the top players with whom we previously competed have left the market. With access to deposits through CapitalSource Bank, we have a level of liquidity that few others possess. Therefore, we now have the opportunity to make many new loans at very attractive yields, while maintaining our credit standards and discipline. How do yields on new loans compare to historic levels? Today, we are regularly seeing all in yields of 550-800 bps over LIBOR for safe, senior loans -- about 200-300 basis points higher than marketplace spreads in early 2007, before the credit crunch began. Together with the lower cost of deposit funds available in our new Bank, we anticipate these higher yields will result in greater returns. Another important factor positively impacting our yields is the impact of interest rate floors which are incorporated in approximately 39% of the aggregate outstanding principal amount of our commercial loans at 3/31/08. In the current rate environment those floors are expected to contribute approximately 35 bps to yield this year across our entire commercial loan portfolio.

Frequently Asked Questions What are your growth plans for the Bank? Will you grow organically through the existing branches or would you consider acquisitions of other troubled banks? We are confident we can grow the deposits substantially within the existing 22 branch network to fuel our growth over the next three years because these same branches had approximately $8.4 billion in deposits in the last two years. We also expect less competition for deposits from two previously prominent local competitors - Countywide and IndyMac. Our immediate priorities are to manage our bank in a safe and sound manner; to reach out to the Bank's existing customers and employees; and to begin originating commercial loans. We would not be surprised, however, to see other banks become available in the Southern/Central California market and certainly would evaluate the potential benefits of such opportunities if they arise. Can you describe the type of the opportunities you are seeing to purchase portfolios or businesses? We are now seeing, with increasing frequency, portfolios of high-quality loans that are available at steep discounts because the owners need to raise capital or exit a business. We would only consider portfolio purchases where we can underwrite the individual loans and where the portfolio is consistent with our existing areas of specialty expertise. We are generally considering portfolio purchases of $100 million to $1.5 billion.

Frequently Asked Questions How Bullet-Proof is the Credit Quality of the A Participation Interest? We conducted extensive underwriting on 159 loans from April thru July 2008, representing $4.79B (87.9%) of the current portfolio and concluded that our position is very well secured. The A Participation Interest currently represents 39.3% of the total invested capital in the 186-loan, $4.79B portfolio. Based upon a purchase price of 97.0% of par, the CaptialSource basis is 38.1% in the whole loans. Based upon our underwriting, the A Participation Interest (which is serviced by a subsidiary of iStar Financial Inc) would not experience a first dollar of loss until aggregate losses exceed $2.2B or 45.5% of the portfolio. That equates to a default rate of more than 90% and a loss severity of 50.0%, and assumes no incremental funding by iStar. The A Participation Interest is projected to pay off within 18 months, with a weighted average life of less than 11 months. As of 6/30: the A Participation Interest has been paid down $ 2.3 billion (averaging approximately $190 million per month) since the July 2007 portfolio purchase, reducing the outstanding balance to approximately $1.9 billion; iStar has funded an additional $1.9 billion of commitments (averaging $155.5 million per month) since the July 2007 portfolio purchase and has a remaining future funding obligation of approximately $1.2 billion; and the past due loans plus REO assets totaled $983.3 million or 20.5% of the portfolio, down from 26.5% in April 2008.

Frequently Asked Questions How will you report your results going forward, with the addition of the bank and healthcare REIT results? At least for the balance of 2008, we will continue to report both adjusted and GAAP earnings in three reportable segments. CapitalSource Bank will be reported as part of our commercial segment. Due to our expected continued significant ownership of CapitalSource Healthcare REIT, we plan to consolidate its results with those of CapitalSource and report them as our Healthcare Net Lease segment. We will also continue to report the Residential Mortgage Investment Portfolio (RMIP) as our third segment. Beginning with the first quarter of 2009, however, we expect to report only on a GAAP basis. How should we value CapitalSource, with your new bank and proposed healthcare REIT IPO? Once the Healthcare REIT IPO is complete and its shares valued daily in the market, valuing that portion of CapitalSource will be simple. The rest of the business will be a commercial lending business increasingly and ultimately completely contained within our new Bank. We invite analysts and investors to compare the performance of the CapitalSource commercial lending business to other high performing focused banks. Such financial institutions historically have been valued primarily as a multiple of tangible book and GAAP earnings.

CapitalSource Bank Board of Directors John K. Delaney will serve as Chairman of the Board. He is the co-founder, Chairman and CEO of CapitalSource. Joseph Colmery has been a principal of JCSD Capital, LLC and the principal portfolio manager of JCSD Partners since late 2004. Formerly, he was the President and CEO of U.S. Bank of California and served as President and CEO of California Bancshares Inc. (1987-96). From 1984 to 1986, Mr. Colmery was President and CEO of Diablo Bank, which was acquired by Security Pacific National Bank. William Fike served as President of Umpqua Bank (California) from 2005 until his retirement in April of 2008. Previously, he served as the President and CEO of Sierra West Bank, which was sold to Bank of the West in 1999. Mr. Fike has also served as Chairman of the California Bankers Association. Tad Lowrey served as Chairman, President and CEO of Jackson Federal Bank from 1999 until 2005 and CEO of CenFed Bank and its publicly owned holding company, CENFED Financial Corporation (NASDAQ: CENF) from 1990 - 1998. Mr. Lowrey is an elected director of the Federal Home Loan Bank of San Francisco. Roger H. Molvar served until March 2008 as director of Farmers & Merchants Bank of Long Beach, California. From 2000 to 2004, he served as Executive Vice President of IndyMac Bancorp and as Chief Executive Officer of IndyMac Consumer Bank. Previously, Mr. Molvar served as Senior Vice President and Comptroller for First Interstate Bank of California. David J. Munio served as Executive Vice President and Chief Credit Officer for Wells Fargo and Company from 2001 until his retirement in 2006. Robert Walker served as Vice Chairman of the Board of the Union Bank of California, N.A. and its parent holding company from July 1992 until his retirement in July 2004. Union Bank of California merged with Bank of California in April of 1996.